Exhibit 23

Consent of Independent Registered Public Accounting Firm

Valassis Employees’ Retirement Savings Plan

Livonia, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (333-00024) and S-8 (333-187800) of Valassis Communications, Inc. of our report dated June 19, 2013, relating to the financial statements and supplemental schedule of Valassis Employees’ Retirement Savings Plan, as amended, which appear in this Form 11-K for the year ended December 31, 2012.

/s/  BDO USA, LLP

Troy, Michigan

June 19, 2013

21